Exhibit 3.1

CERTIFICATE OF INCORPORATION

OF

LOUNSBERRY HOLDINGS II, INC.

(Pursuant to Section 102 of the Delaware General Corporation Law)

1. The name of the corporation is LOUNSBERRY HOLDINGS II, INC. (the "Corporation").

2. The address of its registered office in the State of Delaware is 2711 Centerville Road, Suite 400, Wilmington, Delaware 19808, County of New Castle. The name of its registered agent at such address is the Corporation Service Company.

3. The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware (the "DGCL").

4. The Corporation is to have perpetual existence.

5. The total number of shares of capital stock which the Corporation shall have authority to issue is: One Hundred Million (100,000,000). These shares shall be divided into two classes with 90,000,000 shares designated as common stock at $.0001 par value (the “Common Stock”) and 10,000,000 shares designated as preferred stock at $.0001 par value (the “Preferred Stock”).

The Preferred Stock of the Corporation shall be issued by the Board of Directors of the Corporation in one or more classes or one or more series within any class and such classes or series shall have such voting powers, full or limited, or no voting powers, and such designations, preferences, limitations or restrictions as the Board of Directors of the Corporation may determine, from time to time.

Holders of shares of Common Stock shall be entitled to cast one vote for each share held at all stockholders' meetings for all purposes, including the election of directors. The Common Stock does not have cumulative voting rights.

No holder of shares of stock of any class shall be entitled as a matter of right to subscribe for or purchase or receive any part of any new or additional issue of shares of stock of any class, or of securities convertible into shares of stock of any class, whether now hereafter authorized or whether issued for money, for consideration other than money, or by way of dividend.

6. The Board of Directors shall have the power to adopt, amend or repeal the by-laws of the Corporation.

7. No director shall be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty by such director as a director. Notwithstanding the foregoing sentence, a director shall be liable to the extent provided by applicable law, (i) for breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the DGCL or (iv) for any transaction from which the director derived an improper personal benefit. If the DGCL hereafter is amended to authorize the further elimination or limitation of the liability of directors, then the liability of a director of the Corporation, in addition to the limitation on personal liability provided herein, shall be limited to the fullest extent permitted by the amended DGCL. No amendment to or repeal of this Article 7 shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment.

8. The Corporation shall indemnify, to the fullest extent permitted by Section 145 of the DGCL, as amended from time to time, each person that such section grants the Corporation the power to indemnify.

9. The name and mailing address of the incorporator is Michael F. Nertney, c/o Feldman Weinstein LLP, 420 Lexington Avenue, Suite 2620, New York, New York 10170.

IN WITNESS WHEREOF, the undersigned, being the incorporator hereinbefore named, has executed, signed and acknowledged this certificate of incorporation this 10th day of February, 2005.

/s/ Michael F. Nertney
Michael F. Nertney Incorporator

CERTIFICATE OF OWNERSHIP AND MERGER

OF

TECHPRECISION CORPORATION
(a Delaware corporation)

INTO

LOUNSBERRY HOLDINGS II, INC.
(a Delaware corporation)

Under Section 253 of the Delaware General Corporation Law

The undersigned corporation does hereby certify as follows:

FIRST: Lounsberry Holdings II, Inc. (the “Corporation”) is a business corporation of the State of Delaware. The Certificate of Incorporation was filed with the Secretary of State on February 10, 2005.

SECOND: The Corporation is the owner of all of the outstanding shares of the stock of Techprecision Corporation, which is also a business corporation of the State of Delaware.

THIRD: On March 3, 2006, the Board of Directors of the Corporation adopted the following resolutions to merge Techprecision Corporation into the Corporation:

RESOLVED that Techprecision Corporation be merged into this Corporation, and that all of the estate, property, rights, privileges, powers and franchises of Techprecision Corporation be vested in and held and enjoyed by this Corporation as fully and entirely and without change or diminution as the same were before held and enjoyed by Techprecision Corporation in its name; and further

RESOLVED that this Corporation shall assume all of the obligations of Techprecision Corporation; and further

RESOLVED, that the officers of this Corporation be, and they and each of them hereby is, authorized, empowered and instructed to file a Certificate of Ownership and Merger of Techprecision Corporation into this Corporation pursuant to Section 253 of the Delaware General Corporation Law and to take such other action as they may deem necessary or advisable in order to effect the merger of into this Corporation, the taking of such action to be conclusive evidence as to the necessity or advisability therefor; and further

RESOLVED, that this Corporation shall change its name to Techprecision Corporation upon the effectiveness of the Merger; and further

RESOLVED, that the merger of Techprecision Corporation shall be effective upon filing of the Certificate of Ownership and Merger with the Secretary of State of the State of Delaware; and further

RESOLVED, that the officers of this Corporation be, and they hereby are, authorized and empowered to certify as to the adoption of any or all of the foregoing resolutions.

Dated: March 3, 2006

LOUNSBERRY HOLDINGS II, INC.

By:	/s/ James Reindl
James Reindl Chairman and CEO

CERTIFICATE OF AMENDMENT
TO
CERTIFICATE OF INCORPORATION
OF
TECHPRECISION CORPORATION

The undersigned, being the Chief Executive Officer of Techprecision Corporation, a corporation existing under the laws of the State of Delaware, does hereby certify under the seal of the said corporation as follows:

1. The name of the Corporation (hereinafter referred to as the “Corporation”) is Techprecision Corporation.

2. The Corporation’s certificate of incorporation was filed with the Secretary of State on February 10, 2005 under the name Lounsberry Holdings II, Inc.

3. The name of the Corporation was changed to Techprecision Corporation by the filing of a certificate of ownership and merger on March 3, 2006.

4. The certificate of incorporation of the Corporation is hereby amended by adding the following Article 10:

“10: The terms and conditions of any rights, options and warrants approved by the Board of Directors may provide that any or all of such terms and conditions may not be waived or amended or may be waived or amended only with the consent of the holders of a designated percentage of a designated class or classes of capital stock of the Corporation (or a designated group or groups of holders within such class or classes, including but not limited to disinterested holders), and the applicable terms and conditions of any such rights, options or warrants so conditioned may not be waived or amended or may not be waived or amended absent such consent.”

5. The Amendment of the Certificate of Incorporation herein certified was duly adopted by the Corporation’s Board of Directors and a majority of the Corporation’s stockholders in accordance with the provisions of Sections 228 and 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the Corporation has caused its this Certificate of Amendment to be signed by James G. Reindl, its chief executive officer, this 13th day of March 2007.

Techprecision Corporation

By:	/s/ James G. Reindl
James G. Reindl Chief Executive Officer